Exhibit 99.1

SECUREWORKS REPORTS STRONG FIRST QUARTER FISCAL 2017

FINANCIAL RESULTS

•	Revenue increased 29 percent to $99.8 million. Non-GAAP revenue increased 28 percent to $100.0 million.

•	Gross margin increased 680 basis points to 50.0 percent. Non-GAAP gross margin expanded by 170 basis points to 53.6 percent.

•	Net loss per share improved to $0.17. Non-GAAP net loss per share improved to $0.09.

ATLANTA, Ga, June 1, 2016 – SecureWorks (NASDAQ: SCWX), a provider of intelligence-driven information security solutions, today announced financial results for the fiscal quarter ended April 29, 2016. The Company narrowed its operating loss in the first quarter as revenue grew by 29 percent to approximately $100 million, increasing at a faster rate than operating expenses. Through its proprietary software-driven technology platform, the Company leverages the intelligence gained serving over 4,300 clients of varying sizes and complexity from small businesses to global Fortune 100 companies, across 59 countries and all key industry sectors.

“We had our first $100 million revenue quarter highlighted by double digit growth and strong margin expansion. Given our strong results in the first quarter, we are on pace to exceed $400 million revenue for the year - a further testament to our position as a leading global provider of intelligence-driven information security solutions,” said Michael R. Cote, Chief Executive Officer of SecureWorks.

“The core of our software-driven security solutions is our technology platform, the Counter Threat Platform (CTP), which provides an early warning system for evolving threats. CTP extends our clients’ ability to prevent security breaches, detect malicious activity, rapidly respond to incidents, and predict emerging threats. Our intelligence-driven approach provides holistic security protection for our clients and across their expanding ecosystem of security point products.”

A few key recent business highlights include:

•	The Company was again positioned in the “Leaders” quadrant of Gartner Inc.’s most recent Magic Quadrant for MSSPs, Worldwide report released in December, 2015[1]. This marks the eighth time SecureWorks has received this recognition for its ability to execute and completeness of vision in the managed security services space.

•	The Company launched Advanced Endpoint Threat Detection (AETD) Red CloakTM , a fully-managed Software As A Service (SaaS) endpoint detection solution which brings the time to detect a compromise down to minutes. AETD Red CloakTM works with other industry leading endpoint technologies and is powered by the Counter Threat Platform (CTP). CTP receives endpoint system data and leverages advanced analytics, global threat visibility, threat intelligence from the renowned Counter Threat Unit (CTU) and historical attack data.

•	SecureWorks published its third Annual Underground Hacker Markets Report. Our security experts found that these illicit markets are thriving and continuing to monetize every piece of business or personal data they obtain. With the report, our clients gained insight into the latest activities occurring in the darkest corners of the Internet and the types of data and services being sold.

[1]	Gartner “Magic Quadrant for Managed Security Services, Worldwide” by Kelly M. Kavanagh, Toby Bussa, (December 23, 2015).

First Quarter Financial Results Highlights

•	Revenue in the first quarter increased 28.9 percent to $99.8 million from $77.4 million in the first quarter of fiscal 2016. Non-GAAP Revenue increased by 28.1 percent to $100.0 million, compared to $78.1 million in the first quarter of fiscal 2016.

•	Gross margin was 50.0 percent, up from 43.2 percent in the first quarter of fiscal 2016. Non-GAAP gross margin increased to 53.6 percent from 51.9 in the first quarter of fiscal 2016, and 51.3 percent in the fourth quarter of fiscal 2016, due to strong revenue growth and flat cost of revenue.

•	Operating loss was $19.0 million and non-GAAP operating loss was $10.1 million representing the third consecutive quarter of improvement.

•	Net loss per share was $0.17 as compared to a loss per share of $0.25 in the first quarter of fiscal 2016; non-GAAP net loss per share was $0.09 as compared to a non-GAAP net loss of $0.12 in the first quarter of fiscal 2016.

•	The number of weighted average shares outstanding during the first quarter was approximately 70.3 million.

•	Adjusted EBITDA was a loss of $7.6 million, compared to a loss of $8.8 million in the first quarter of fiscal 2016.

•	SecureWorks ended the quarter with $123.7 million in cash and cash equivalents, including the net proceeds from the Company’s initial public offering of 8 million shares of its Class A common stock at a price of $14.00 per share. The offering was completed on April 27, 2016.

•	Monthly recurring revenue as of April 29, 2016 was $28.9 million, as compared to $24.0 million as of May 1, 2015. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of a particular date.

Second Quarter Fiscal 2017 and Full Fiscal Year Outlook

Based on the first quarter performance and current market conditions, the Company now expects the following results for the second fiscal quarter ending on July 29, 2016, and the full fiscal year ending on February 3, 2017 (“fiscal 2017”):

•	For the second fiscal quarter, the Company expects:

•	Revenue to be between $100 and $102 million. Non-GAAP revenue to be between $100 and $102 million.

•	Net loss per share to be in the range of $0.15 to $0.17 and non-GAAP net loss per share to be in the range of $0.07 to $0.09.

•	The Company expects approximately 80.009 million weighted average shares outstanding during the second quarter of fiscal year 2017.

•	For the full fiscal year, the Company expects:

•	Revenue to be between $423 and $425 million. Non-GAAP revenue to be between $424 and $426 million.

•	Net loss per share to be in the range of $0.62 to $0.66 and non-GAAP net loss per share to be in the range of $0.30 to $0.33.

•	Adjusted EBITDA loss to be between $28 and $32 million.

•	The Company expects approximately 77.635 million weighted average shares outstanding during the fiscal year 2017.

•	Finally, as we continue investing for growth, the Company expects capital expenditures to be approximately $20 to $22 million for the full year.

Conference Call Information

As previously announced, the Company will hold a conference call to discuss its first quarter performance today, June 1, 2016, at 8:00 a.m. EDT. The conference call will be broadcast live over the Internet and can be accessed at http://investors.secureworks.com. For those unable to listen to the live broadcast, an archived version will be available at the same location until 5:00 p.m. EDT on June 30, 2016.

Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Non-GAAP Financial Measures

The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue, GAAP and non-GAAP operating income and adjusted EBITDA for the second fiscal quarter of fiscal 2017 and for full year fiscal 2017, which reflects the Company’s current analysis of existing trends and information. These statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycle; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to perform as intended; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; successful implementation of the Company’s strategic acquisitions; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Denali Holding Inc. and Dell and Denali Holding Inc.’s control of the Company.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its final prospectus for its initial public offering, which was filed with the SEC on April 22, 2016 and is available for review on the Company’s investor relations website at investors.secureworks.com and on the SEC’s website at www.sec.gov. Additional information also will be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended April 29, 2016 and in its other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About SecureWorks

SecureWorks is a leading global provider of intelligence-driven information security solutions exclusively focused on protecting our clients from cyberattacks. Our solutions enable organizations to fortify their cyber defenses to prevent security breaches, detect malicious activity in real time, prioritize and respond rapidly to security breaches and predict emerging threats. As of April 29, 2016, SecureWorks served over 4,300 clients across 59 countries. For more information, visit www.secureworks.com.

Contact Information

Investor Inquiries:

Rebecca Gardy

Investor Relations Officer

404-417-4803

rgardy@secureworks.com

Media inquiries:

Elizabeth W. Clarke

Director of Media Relations

404-486-4492

eclarke@secureworks.com

or

Taylor Hamilton

Brunswick Group

415-671-7477

thamilton@brunswickgroup.com

(Tables Follow)

SECUREWORKS CORP.

Condensed Consolidated Statements of Operations and Related Financial Highlights

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			% Growth Rates
	April 29, 2016	January 29, 2016	May 1, 2015	Favorable / (Unfavorable)
				Sequential	Yr. to Yr.
Net revenue	$99,793	$94,081	$77,399	6%	29%
Cost of revenue	49,849	49,631	43,996	(0%)	(13%)

Gross margin	49,944	44,450	33,403	12%	50%

Research and development	13,596	13,045	11,830	(4%)	(15%)
Sales and marketing	27,496	26,216	22,119	(5%)	(24%)
General and administrative	27,852	27,673	25,784	(1%)	(8%)

Total operating expenses	68,944	66,934	59,733	(3%)	(15%)

Operating loss	(19,000)	(22,484)	(26,330)	16%	28%
Interest and other, net	365	(330)	(818)	211%	145%

Loss before income taxes	(18,635)	(22,814)	(27,148)	18%	31%
Income tax benefit	(7,008)	(7,915)	(9,318)	(12%)	(25%)

Net loss	$(11,627)	$(14,899)	$(17,830)	22%	35%

Net loss per common share (basic and diluted)	$(0.17)	$(0.21)	$(0.25)	19%	32%

Weighted-average common shares outstanding (basic and diluted)	70,330	70,000	70,000	(1%)	(1%)

Percentage of Total Net Revenue
Gross margin	50.0%	47.2%	43.2%
Research and development	13.6%	13.9%	15.3%
Sales and marketing	27.6%	27.9%	28.6%
General and administrative	27.9%	29.4%	33.3%
Operating expenses	69.1%	71.1%	77.2%
Operating loss	(19.0%)	(23.9%)	(34.0%)
Loss before income taxes	(18.7%)	(24.2%)	(35.1%)
Net loss	(11.7%)	(15.8%)	(23.0%)
Income tax rate	37.6%	34.7%	34.3%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.

Condensed Consolidated Statements of Financial Position

(in thousands)

(unaudited)

	April 29, 2016	January 29, 2016
Assets:
Current assets:
Cash and cash equivalents	$123,711	$33,422
Accounts receivable, net	108,858	116,357
Inventories, net	4,219	3,549
Other current assets	26,871	26,211

Total current assets	263,659	179,539
Property and equipment, net	23,548	22,766
Goodwill	416,487	416,487
Purchased Intangible assets, net	282,723	289,657
Other non-current assets	25,806	9,336

Total assets	$1,012,223	$917,785

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$23,121	$22,126
Accrued and other	39,486	60,407
Short-term deferred revenue	115,082	109,467
Short-term debt	—	27,993

Total current liabilities	177,689	219,993
Long-term deferred revenue	17,693	18,352
Other non-current liabilities	104,340	90,984

Total liabilities	299,722	329,329
Stockholders’ equity	712,501	588,456

Total liabilities and stockholders’ equity	$1,012,223	$917,785

SECUREWORKS CORP.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	April 29, 2016	May 1, 2015
Cash flows from operating activities:
Net loss	$(11,627)	$(17,830)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,626	10,577
Change in fair value of convertible notes	132	—
Stock-based compensation expense	360	200
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(459)	339
Income tax benefit	(7,008)	(9,318)
Other non-cash impacts	—	2,922
Provision for doubtful accounts	590	939
Changes in assets and liabilities,
Accounts receivable	7,369	(11,109)
Net transaction with parent	(10,864)	—
Inventories	(670)	462
Other assets	(2,037)	(3,889)
Accounts payable	995	1,115
Deferred revenue	4,955	9,603
Accrued and other liabilities	(7,570)	7,810

Net cash used in operating activities	(16,208)	(8,179)
Cash flows from investing activities:
Capital expenditures	(3,474)	(3,087)

Net cash used in investing activities	(3,474)	(3,087)

Cash flows from financing activities:
Net transfers from parent	—	16,534
Net proceeds from IPO	99,971	—
Capital contribution from parent	10,000	—

Net cash provided by financing activities	109,971	16,534
Net increase in cash and cash equivalents	90,289	5,268
Cash and cash equivalents at beginning of the period	33,422	6,669

Cash and cash equivalents at end of the period	$123,711	$11,937

Supplemental disclosure of non-cash financing activities:
Conversion of convertible notes to common stock	$28,125	$—

Non-GAAP Financial Measures

The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in SecureWorks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below for each of the fiscal periods indicated.

The Company excludes the following items from one or more of its non-GAAP financial measures:

Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the going-private transaction of Dell Inc. (“Dell”), an indirect parent of the Company, that was completed on October 29, 2013, as well as Dell’s acquisition of the Company in February 2011. The Company believes it is useful to exclude such purchase accounting adjustments related to the foregoing transactions as this deferred revenue generally results from multi-year service contracts under which deferred revenue is established upon sale and revenue is recognized over the term of the contract. Pursuant to the fair value provisions applicable to the accounting for business combinations, GAAP requires this deferred revenue to be recorded at its fair value, which is typically less than the book value. In presenting non-GAAP earnings, the Company adds back the reduction in revenue that results from this revaluation on the expectation that a significant majority of these service contracts will be renewed in the future and therefore the revaluation is not helpful in predicting its ongoing revenue trends. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (1) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (2) compare past and future reports of SecureWorks’ financial results, as the revenue reduction related to acquired deferred revenue will not recur when related service contracts are renewed in future periods.

Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with Dell’s going-private transaction and Dell’s acquisition of the Company in February 2011, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, for periods after October 29, 2013, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with Dell’s going-private transaction. For periods prior to October 29, 2013, amortization of intangible assets consists of amortization associated with purchased intangible assets recognized in connection with Dell’s acquisition of the Company.

Stock-based compensation. Non-cash stock-based compensation relates to both the Denali and SecureWorks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since it does not necessarily correlate with the underlying operating performance of the business.

Other expenses. Other expenses include professional fees incurred by the Company in connection with the Company’s initial public offering and amounts expensed in the settlement of a legal matter. The Company excludes these expenses for the purpose of calculating the non-GAAP financial measures because it believes these items are outside the ordinary course of business and do not contribute to a meaningful evaluation of its current operating performance or comparisons to its past operating performance.

Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, operating expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

SECUREWORKS CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			% Growth Rates
	April 29,	January 29,	May 1,	Favorable / (Unfavorable)
	2016	2016	2015	Sequential	Yr. to Yr.
GAAP revenue	$99,793	$94,081	$77,399	6%	29%
Impact of purchase accounting	221	692	692

Non-GAAP revenue	$100,014	$94,773	$78,091	6%	28%

GAAP gross margin	$49,944	$44,450	$33,403	12%	50%
Amortization of intangibles	3,410	3,410	3,410
Impact of purchase accounting	261	733	733
Stock-based compensation expense	19	—	—
Other	—	—	3,000

Non-GAAP gross margin	$53,634	$48,593	$40,546	10%	32%

GAAP operating expenses	$68,944	$66,934	$59,733	(3%)	(15%)
Amortization of intangibles	(3,524)	(3,524)	(4,042)
Impact of purchase accounting	(229)	(229)	(229)
Stock-based compensation expense	(341)	(213)	(200)
Other	(1,164)	(535)	(3,089)

Non-GAAP operating expenses	$63,686	$62,433	$52,173	(2%)	(22%)

GAAP research and development expenses	$13,596	$13,045	$11,830	(4%)	(15%)
Stock-based compensation expense	(82)	(70)	(66)

Non-GAAP research and development expenses	$13,514	$12,975	$11,764	(4%)	(15%)

GAAP sales and marketing expenses	$27,496	$26,216	$22,119	(5%)	(24%)
Stock-based compensation expense	(43)	—	—

Non-GAAP sales and marketing expenses	$27,453	$26,216	$22,119	(5%)	(24%)

GAAP general and administrative expenses	$27,852	$27,673	$25,784	(1%)	(8%)
Amortization of intangibles	(3,524)	(3,524)	(4,042)
Impact of purchase accounting	(229)	(229)	(229)
Stock-based compensation expense	(216)	(143)	(134)
Other	(1,164)	(535)	(3,089)

Non-GAAP general and administrative expenses	$22,719	$23,242	$18,290	2%	(24%)

GAAP operating loss	$(19,000)	$(22,484)	$(26,330)	16%	28%
Amortization of intangibles	6,934	6,933	7,452
Impact of purchase accounting	490	962	962
Stock-based compensation expense	360	213	200
Other	1,164	536	6,089

Non-GAAP operating loss	$(10,052)	$(13,840)	$(11,627)	27%	14%

GAAP net loss	$(11,627)	$(14,899)	$(17,830)	22%	35%
Amortization of intangibles	6,934	6,933	7,452
Impact of purchase accounting	490	962	962
Stock-based compensation expense	360	213	200
Other	1,164	536	6,089
Aggregate adjustment for income taxes	(3,422)	(2,926)	(5,622)

Non-GAAP net loss	$(6,101)	$(9,181)	$(8,749)	34%	30%

GAAP net loss per share	$(0.17)	$(0.21)	$(0.25)	19%	32%
Amortization of intangibles	0.10	0.10	0.11
Impact of purchase accounting	0.01	0.01	0.01
Stock-based compensation expense	0.01	0.00	0.00
Other	0.02	0.01	0.09
Aggregate adjustment for income taxes	(0.06)	(0.04)	(0.08)

Non-GAAP net loss per share	$(0.09)	$(0.13)	$(0.12)	31%	28%

GAAP net loss	$(11,627)	$(14,899)	$(17,830)	22%	35%
Interest and other, net	(365)	330	818
Income tax benefit	(7,008)	(7,915)	(9,318)
Depreciation and amortization	9,626	9,934	10,577
Stock-based compensation expense	360	213	200
Impact of purchase accounting	221	692	692
Other	1,164	536	6,089

Adjusted EBITDA	$(7,629)	$(11,109)	$(8,772)	31%	13%

SECUREWORKS CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended
	April 29, 2016	January 29, 2016	May 1, 2015

Percentage of Total Net Revenue
GAAP gross margin	50.0%	47.2%	43.2%
Non-GAAP adjustment	3.6%	4.1%	8.7%

Non-GAAP gross margin	53.6%	51.3%	51.9%

GAAP operating expenses	69.1%	71.1%	77.2%
Non-GAAP adjustment	(5.4%)	(5.2%)	(10.4%)

Non-GAAP operating expenses	63.7%	65.9%	66.8%

GAAP research and development expenses	13.6%	13.9%	15.3%
Non-GAAP adjustment	(0.1%)	(0.2%)	(0.2%)

Non-GAAP research and development expenses	13.5%	13.7%	15.1%

GAAP sales and marketing expenses	27.6%	27.9%	28.6%
Non-GAAP adjustment	(0.2%)	(0.2%)	(0.3%)

Non-GAAP sales and marketing expenses	27.4%	27.7%	28.3%

GAAP general and administrative expenses	27.9%	29.4%	33.3%
Non-GAAP adjustment	(5.2%)	(4.9%)	(9.9%)

Non-GAAP general and administrative expenses	22.7%	24.5%	23.4%

GAAP operating loss	(19.0%)	(23.9%)	(34.0%)
Non-GAAP adjustment	8.9%	9.3%	19.1%

Non-GAAP operating loss	(10.1%)	(14.6%)	(14.9%)

GAAP net loss	(11.7%)	(15.8%)	(23.0%)
Non-GAAP adjustment	5.6%	6.1%	11.8%

Non-GAAP net loss	(6.1%)	(9.7%)	(11.2%)

SECUREWORKS CORP.

Reconciliation of GAAP to Non-GAAP Guidance

(in millions, except per share data)

(unaudited)

	Low End of Guidance		High End of Guidance
	Three Months Ended	Full Year Ended	Three Months Ended	Full Year Ended
	July 29, 2016	February 3, 2017	July 29, 2016	February 3, 2017
GAAP revenue	$99.8	$423.1	$101.8	$425.1
Impact of purchase accounting	0.2	0.9	0.2	0.9

Non-GAAP revenue	$100.0	$424.0	$102.0	$426.0

GAAP net loss per share	$(0.17)	$(0.66)	$(0.15)	$(0.62)
Amortization of intangibles	0.09	0.36	0.09	0.36
Impact of purchase accounting	0.01	0.03	0.01	0.03
Stock-based compensation expense	0.04	0.13	0.04	0.13
Other	—	0.01	—	0.01
Aggregate adjustment for income taxes	(0.06)	(0.20)	(0.06)	(0.21)

Non-GAAP net loss per share	$(0.09)	$(0.33)	$(0.07)	$(0.30)

GAAP net loss		$(51.7)		$(49.2)
Interest and other, net		(1.4)		(1.5)
Income tax benefit		(30.6)		(29.0)
Depreciation and amortization		38.7		38.7
Stock-based compensation expense		9.8		9.8
Impact of purchase accounting		2.0		2.0
Other		1.2		1.2

Adjusted EBITDA		$(32.0)		$(28.0)